EXHIBIT 31.1

CERTIFICATIONS

I, Donald R. Uzzi, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Merisel, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted];

4.	[Intentionally omitted];

5.	[Intentionally omitted].

Date: April 30, 2007	/s/ Donald R. Uzzi
Donald R. Uzzi
Title: Chairman, Chief Executive Officer, and President